Exhibit 99.2

MIRA Pharmaceuticals, Inc. Announces Closing of $8.9 Million Initial Public Offering

Baltimore, MD– August 7, 2023 – MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”), a pre-clinical-stage pharmaceutical company focused on the development and commercialization of a novel synthetic THC analog, today announced the closing of its initial public offering of 1,275,000 shares of common stock at an initial public offering price of $7.00 per share for aggregate gross proceeds of $8.9 million, prior to deducting underwriting discounts, commissions and other offering expenses.

The Company has granted the underwriter a 45-day option to purchase up to 191,250 additional shares of common stock at the initial public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

The Company’s common stock began trading on the Nasdaq Capital Market under the symbol “MIRA” on August 3, 2023.

Kingswood Investments, division of Kingswood Capital Partners, LLC acted as sole bookrunner for the offering.

A registration statement on Form S-1 (File No. 333-273024) relating to the securities was filed with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on August 2, 2023. This offering was made only by means of a prospectus. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained from Kingswood Investments, 1111 Brickell Avenue, Suite 1820, Miami, Florida 33131, or by email at Syndicate@KingswoodUS.com.

About MIRA Pharmaceuticals, Inc.

MIRA Pharmaceuticals, Inc. (Nasdaq: MIRA) is a pre-clinical-stage pharmaceutical development company developing an unscheduled novel synthetic THC analog. This novel compound is currently under investigation for treating adult patients suffering from anxiety and cognitive decline, often associated with early-stage dementia. MIRA1a, if approved by the FDA, could mark a significant advancement in addressing various neuropsychiatric, inflammatory, and neurologic diseases and disorders. Based on pre-clinical and animal studies conducted by the Company, the Company believes that MIRA1a may enhance the therapeutic potential for treating anxiety, cognitive decline, and chronic pain without the side effects of plant-based THC. Furthermore, the Company’s studies indicate that MIRA1a may counteract the adverse cognitive effects often seen with THC, thereby potentially unmasking previously unseen positive therapeutic effects, such as cognitive performance enhancement.

The U.S. Drug Enforcement Administration (DEA)’s scientific review of MIRA1a concluded that MIRA1a would not be considered a controlled substance or listed chemical under the Controlled Substances Act (CSA) and its governing regulations or require scheduling during development.

Additional information about the Company is available at: www.mirapharmaceuticals.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These forward-looking statements include, without limitation, references to the Company’s expectations regarding the closing of the public offering and its anticipated use of net proceeds from the offering. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering, or factors that result in changes to the Company’s anticipated use of proceeds. These and other risks and uncertainties are described more fully in the section captioned “Risk Factors” in the Company’s Registration Statement on Form S-1, as amended, related to the public offering (SEC File No. File No. 333-273074). Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Company

info@mirapharma.com

Investor Relations

Michael Kim

Managing Director

MZ North America

+1 737-289-0835

MIRA@mzgroup.us